SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 20, 2000


                         WESTERFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



   Delaware                         0-22772                        81-0487794
--------------------------------------------------------------------------------
(State or other              (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                      Number)


   110 East Broadway, Missoula, Montana                                59802
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:              (406) 721-5254
--------------------------------------------------------------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      OTHER EVENTS

             On April 20, 2000 the Registrant issued the press release attached as Exhibit 99.1.


Item 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (a) Exhibits

                 99.1 Press Release dated April 20, 2000.

                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          WesterFed Financial Corporation



Date: April 20, 2000                       By: /s/ Ralph K. Holliday
      -----------------                       ---------------------------------

                                              Ralph K. Holliday
                                              President/Chief Executive Officer

                                                                    EXHIBIT 99.1


                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                             FIRST QUARTER EARNINGS

         Missoula, Montana -- April 20, 2000 -- WesterFed Financial Corporation (the "Company") (NASDAQ -WSTR), the holding company for Western Security Bank (the "Bank"), announced earnings for the first quarter ended March 31, 2000 of $1.9 million, or $0.45 per share diluted (cash earnings of $0.53 per share), as compared to $1.6 million, or $0.35 per share diluted (cash earnings of $0.43 per share) for the same period last year. Cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include reported earnings plus the non-cash charges for goodwill amortization and amortization relating to core deposit intangible and certain employee stock plans and related tax benefit.

         The Company previously announced on April 3, 2000 that it will pay a regular cash dividend of $0.165 per share for the quarter ended March 31, 2000. The cash dividend of $0.165 represents an increase of 3.1% over the prior quarter's regular cash dividend of $0.16 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

         The Board of Directors of the Company also previously announced a plan to repurchase up to 7.5% of the then 4,351,404 outstanding shares of common stock at December 31, 1999. At March 31, 2000, all but 62,000 shares have been repurchased at an average price of $14.16 per share. In addition, the Company previously announced its Annual Meeting of Stockholders will be held at 9:00 a.m. on April 25, 2000 at the Missoula Southgate Branch of Western Security Bank located at 2601 Garfield Street, Missoula, Montana.

         Western Security Bank President Ralph Holliday stated, "I am pleased to announce that the Company is reporting per share earnings of $0.45. While this is the same per share earnings announced for the prior quarter, it does represent a 28.6% increase over the $0.35 reported for the same period last year. In addition, the $1.9 million in earnings this quarter is an 18.8 % increase over the $1.6 million reported for the same period last year. The Federal Reserve has continued to raise short-term interest rates with additional interest rate increases projected. The increases in interest rates has reduced our interest rate spread to 3.00% at March 31, 2000 from 3.10% at December 31, 1999 and 3.14% at March 31, 1999. In an attempt to offset the potential decline in net interest income, we must continue to aggressively attempt to improve the Company's efficiency ratio, (the ratio of non-interest expense to net interest income and non-interest income) which was 63.6% for the quarter ended March 31, 2000 as compared to 70.9% for the same period last year. The efficiency ratio without intangibles amortization was 60.2% for the quarter ended March 31, 2000 as compared to 67.1% for the same period last year. The increasing interest rate environment has continued to result in lower loan fee income as loan refinance activity has slowed. Until this trend is reversed, we must be diligent in our efforts to improve on our efficiency ratio. In addition, because of our stock repurchase programs and increased earnings, our return on equity has increased 22.3% to 8.49% at March 31, 2000 as compared to 6.94% at March 31, 1999. In addition, our previously announced sale of six branches, with current deposits of $53.7 million, has been approved by the regulatory authorities and is expected to close in May 2000."

         Total assets decreased $4.6 million to $996.4 million at March 31, 2000 as compared to $1.0 billion at December 31, 1999. This decrease was primarily the result of decreases in loans receivable and loans available-for-sale of $3.3 million and decreases in investment securities, Federal Home Loan Bank stock, all other interest earning investments and mortgage-backed securities of
$400,000. The $3.3 million decrease in loans was primarily comprised of decreases of $3.9 million and $6.1 million in residential and consumer dealer finance loans, respectively, while other consumer loans increased $3.5 million and commercial related loans increased $3.4 million. Repurchase agreements and borrowed funds decreased $9.4 million while total deposits increased $2.8 million. Commercial and Agriculture related loans comprised 26.0% of gross loans at March 31, 2000 as compared to 22.3% at March 31, 1999.

         Net income increased $276,000 to $1.9 million for the quarter ended March 31, 2000 from $1.6 million for the same period last year. Net interest income before provision for loan losses for the quarter ended March 31, 2000 increased $34,000. The net interest margin (net interest income divided by average interest earning assets) decreased to 3.34% during the quarter ending March 31, 2000 from 3.39% during the same period last year.

         The provision for loan losses increased $105,000 to $450,000 for the quarter ended March 31, 2000 from $345,000 for the same period last year. The increased provision for loan losses is primarily related to charge-offs in the consumer loan dealer finance program and other consumer loans and the growth in commercial loans. At March 31, 2000, the Company had $2.7 million of non-performing assets (representing 0.27% of total assets) as compared to $3.1 million at December 31, 1999 (representing 0.39% of total assets). The 0.27% is substantially less than the national composite for thrifts of 0.62% at December 31, 1999, which is the latest available information reported by the Office of Thrift Supervision. At March 31, 2000, the Company had allowances for loan losses to non-performing assets of 201.87% as compared to 127.39% at December 31, 1999. Management's evaluation of the adequacy of its loan loss reserves, the quality of the loan portfolio and economic conditions in Montana resulted in the $450,000 provision for loan losses. Future additions to the Company's allowance for loan losses and any change in the related ratio of the allowance for loan losses to non-performing loans are dependent upon the performance and composition of the Company's loan portfolio, the economy, inflation, changes in real estate values and interest rates and the view of the regulatory authorities toward adequate reserve levels.

         Total non-interest income decreased $132,000 to $1.8 million during the quarter ended March 31, 2000 from $1.9 million during the same period last year. The $132,000 decrease was primarily the result of loan origination income decreasing $284,000 to $461,000 due to reduced loan refinancing and related sales activity. Service fee income increased $117,000. Non-interest expenses decreased $765,000, or 11.5%, to $6.1 million for the quarter ended March 31, 2000 from $6.8 million for the same period last year as a result of cost cutting employed by the Company in an effort to improve the efficiency ratio. The
$765,000 decrease was comprised primarily of decreases in compensation and employee benefits, equipment and furnishings and other expenses of $296,000, $115,000 and $369,000 respectively.

FORWARD LOOKING STATEMENTS

         When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "significantly" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, competitive and regulatory factors could affect the Bank's financial performance and could cause the Company=s actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

         WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates thirty-four offices in twenty Montana communities.

CONTACT: James A. Salisbury,
         Executive Vice President/Treasurer/Chief Financial Officer
         (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                                                        March 31,       December 31,
                                                                                          2000              1999
                                                                                         --------        ----------
                                     ASSETS

Cash and due from banks                                                                  $ 20,642        $   20,233
Interest-bearing due from banks                                                             1,080             5,910
                                                                                         --------        ----------
       Cash and cash equivalents                                                           21,722            26,143

Interest-bearing deposits                                                                     100               100
Investment securities available-for-sale                                                  103,967           106,212
Investment securities, at amortized cost (estimated fair value
  of $6,200 at March 31, 2000 and $9,195 at December 31, 1999)                              6,210             9,205
Stock in Federal Home Loan Bank of Seattle, at cost                                        15,399            15,154
Mortgage-backed securities available-for-sale                                              92,164            81,276
Mortgage-backed securities, at amortized cost (estimated fair value
  of $76,321 at March 31, 2000 and $77,926 at December 31, 1999)                           76,091            77,672
Loans available-for-sale                                                                    3,523             4,470
Loans receivable, net                                                                     613,929           616,281
Interest receivable                                                                         7,135             7,492
Premises and equipment, net                                                                26,970            27,477
Core deposit intangible                                                                     3,241             3,401
Goodwill                                                                                   14,596            14,763
Cash surrender value of life insurance policies                                             8,245             8,164
Other assets                                                                                3,124             3,075
                                                                                         --------        ----------
       Total assets                                                                      $996,416        $1,000,885
                                                                                         ========        ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                                                               $661,229       $   658,404
  Repurchase agreements                                                                     6,444             7,731
  Borrowed funds                                                                          218,928           227,078
  Advances from borrowers for taxes and insurance                                           6,508             3,296
  Income taxes - current and deferred                                                       1,382               597
  Accrued interest payable                                                                  6,634             6,476
  Accrued expenses and other liabilities                                                    8,675             7,778
                                                                                         --------        ----------
       Total liabilities                                                                  909,800           911,360
                                                                                         --------        ----------
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares authorized;
    none outstanding                                                                           --                --
  Common stock, $.01 par value, 10,000,000 shares authorized;
   4,079,846 shares outstanding at March 31, 2000, and
   4,351,404 outstanding at December 31, 1999                                                  56                56
  Paid-in capital                                                                          70,073            70,040
  Common stock acquired by ESOP/RRP                                                        (2,024)           (2,090)
  Treasury stock, at cost                                                                 (32,629)          (28,974)
  Accumulated other comprehensive loss                                                     (3,497)           (2,930)
  Retained earnings                                                                        54,637            53,423
                                                                                         --------        ----------
       Total stockholders' equity                                                          86,616            89,525
                                                                                         --------        ----------
       Total liabilities and stockholders' equity                                        $996,416        $1,000,885
                                                                                         ========        ==========
       Book value per common share outstanding                                           $  21.23        $    20.57
                                                                                         ========        ==========
       Tangible book value per common share outstanding                                  $  16.86        $    16.40
                                                                                         ========        ==========

CONSOLIDATED   STATEMENTS  OF  INCOME   WESTERFED   FINANCIAL   CORPORATION  AND
SUBSIDIARIES (Dollars in thousands, except share and per share data)

                                                                                       (Unaudited)
                                                                                    Three Months Ended
                                                                                         March 31,
                                                                                -------------------------
                                                                                     2000        1999
                                                                                ------------   ----------
Interest income:
   Loans receivable                                                                  $12,816      $12,988
   Mortgage-backed securities                                                          2,717        1,864
   Investment securities                                                               1,992        1,995
   Interest-bearing deposits                                                              45          145
   Other                                                                                  90           90
                                                                                     -------      -------
     Total interest income                                                            17,660       17,082
                                                                                     -------      -------
Interest expense:
   NOW and money market demand                                                           992          837
   Savings                                                                               529          518
   Certificates of deposit                                                             4,965        4,985
                                                                                     -------      -------
                                                                                       6,486        6,340
   Borrowed funds and repurchase agreements                                            3,429        3,031
                                                                                     -------      -------
     Total interest expense                                                            9,915        9,371
                                                                                     -------      -------
     Net interest income                                                               7,745        7,711
Provision for loan losses                                                                450          345
                                                                                     -------      -------
     Net interest income after provision for loan losses                               7,295        7,366
                                                                                     -------      -------
Non-interest income:
   Loan origination income                                                               461          745
   Service fees                                                                        1,207        1,090
   Net gain on sale of securities available-for-sale                                       3           25
   Other                                                                                 122           65
                                                                                     -------      -------
     Total non-interest income                                                         1,793        1,925
                                                                                     -------      -------
Non-interest expenses:
   Compensation and employee benefits                                                  2,957        3,253
   Net occupancy expense of premises                                                     392          380
   Equipment and furnishings                                                             478          593
   Data processing                                                                       458          409
   Deposit insurance premium                                                              34           87
   Intangibles amortization                                                              326          361
   Marketing and advertising                                                             161          119
   Other                                                                               1,258        1,627
                                                                                     -------      -------
     Total non-interest expense                                                        6,064        6,829
                                                                                     -------      -------
     Income before income taxes                                                        3,024        2,462
Income taxes                                                                           1,164          878
                                                                                     -------      -------
     Net income                                                                      $ 1,860      $ 1,584
                                                                                     =======      =======
Net income per common share:
   Basic                                                                             $  0.46      $  0.37
                                                                                     =======      =======
   Diluted                                                                           $  0.45      $  0.35
                                                                                     =======      =======
Dividends per share                                                                  $ 0.165      $ 0.145
                                                                                     =======      =======
Dividend payout ratio - basic                                                         35.87%       39.19%
                                                                                     =======      =======
Average common and common equivalent shares outstanding:
   Basic                                                                           4,059,084    4,308,744
                                                                                   =========    =========
   Diluted                                                                         4,174,548    4,568,287
                                                                                   =========    =========




Selected Financial Ratios and Other Data:                                          (Unaudited)
                                                                                Three Months Ended
                                                                                    March 31,
                                                                                ------------------
                                                                                  2000      1999
                                                                                -------- --------
Performance Ratios:
  Return on assets (ratio of net income to average total assets) (1)              0.75%       0.65%
  Return on equity (ratio of net income to average equity) (1)                    8.49        6.94

  Interest rate spread information:
       Average during period                                                      3.14        3.17
       End of period                                                              3.00        3.14
  Net interest margin (1) (4)                                                     3.34        3.39
  Ratio of non-interest expense to average total assets (1)                       2.44        2.79
  Efficiency ratio (2)                                                           63.58       70.87
  Efficiency ratio without intangibles (3)                                       60.15       67.12

Asset Quality Ratios:
  Non-performing assets to total assets, at end of period                         0.27        0.39
  Total allowance for loan losses to total non-performing
     assets (5)                                                                 201.87      127.39

Capital Ratios:
  Stockholders' equity to total assets, at end of period                          8.69        9.17
  Tangible stockholders' equity to tangible assets, at end of period              7.03        7.39
  Ratio of average interest-earning assets to average
     interest-bearing liabilities                                               104.64      105.31


     (1)  Annualized
     (2) Ratio of non-interest expense to net interest income and non-interest income
     (3) Ratio of non-interest expense without intangibles to net interest income and non-interest income
     (4)  Net interest income divided by average interest-earning assets
     (5)  Includes non-performing and foreclosed assets

                         WESTERFED FINANCIAL CORPORATION

                                                                                      (Unaudited)
                                                                                   Three Months Ended
                                                                   MARCH 31, 2000                           MARCH 31, 1999
                                                          ------------------------------           -------------------------------
                                                            Average    Interest                      Average    Interest
                                                          Outstanding   Earned/   Yield/           Outstanding  Earned/     Yield/
                                                          Balance (1)    Paid      Rate            Balance (1)    Paid       Rate
                                                          ---------     -------    ----            ---------     -------     ----
                                                                                 (Dollars in Thousands)

INTEREST EARNING ASSETS:
  Loans receivable (2) (3)                                 $622,672     $12,816    8.23%            $633,746     $12,988     8.20%
  Mortgage-backed securities                                164,027       2,717    6.63%             125,787       1,864     5.93%
  Investments                                               128,867       1,992    6.18%             133,149       1,995     5.99%
  Other interest-earning assets (4)                           2,674          45    6.73%              11,400         145     5.09%
  Cash surrender value of life insurance                      8,218          90    4.38%               6,902          90     5.22%
                                                           --------     -------    ----             --------     -------     ----
    Total Interest-Earning Assets                          $926,458     $17,660    7.62%            $910,984     $17,082     7.50%
                                                           ========     =======    ====             ========     =======     ====

INTEREST-BEARING LIABILITIES:
  Certificates of deposits                                 $371,923     $ 4,965    5.34%            $373,402     $ 4,985     5.34%
  Savings accounts                                           85,588         529    2.47%              90,543         518     2.29%
  Demand and NOW accounts                                   116,617         196    0.67%             110,970         190     0.68%
  Money market accounts                                      78,466         796    4.06%              68,449         647     3.78%
                                                           --------     -------    ----             --------     -------     ----
    Total deposits                                          652,594       6,486    3.98%             643,364       6,340     3.94%
  FHLB advances and other borrowed money                    232,789       3,429    5.89%             221,663       3,031     5.47%
                                                           --------     -------    ----             --------     -------     ----
    Total Interest-Bearing Liabilities                     $885,383     $ 9,915    4.48%            $865,027     $ 9,371     4.33%
                                                           ========     =======    ====             ========     =======     ====

Net interest income                                                     $ 7,745                                  $ 7,711
                                                                        =======                                  =======
Net interest rate spread                                                           3.14%                                     3.17%
                                                                                   ====                                      ====
Net interest earning assets                                $ 41,075                                 $ 45,957
                                                           ========                                 ========
Net interest margin (5)                                                            3.34%                                     3.39%
                                                                                   ====                                      ====
Average interest-earning assets
  to average interest-bearing liabilities                               104.64%                                  105.31%
                                                                        ======                                   ======

 (1) Based on average monthly balances.
 (2) Calculated net of deferred loan fees, loan discounts and loans in process.
 (3) Includes loans held for sale.
 (4) Includes primarily short term liquid assets.
 (5) Net interest income divided by average interest-earning assets.

                         WESTERFED FINANCIAL CORPORATION
                              Non-Performing Assets

                                                 (Unaudited)
                                                   March 31,        December 31,
                                                      2000             1999
                                                     ------           ------
                                                          (In Thousands)
Non-accruing loans:
Real Estate:
     One-to-four family                             $   472          $   549
     Multi-family                                         -                -
     Nonresidential property (except land)              145              348
     Land                                                 -                -
     Construction                                       245              324
Agriculture (non-real estate)                         1,118            1,113
Commercial (non-real estate)                             89               51
Consumer                                                241              508
                                                     ------           ------
     Total                                            2,310            2,893
                                                     ------           ------

Accruing loans delinquent 90 days or more:

Real Estate:
     One-to-four family                                   -               40
     Multi-family                                         -                -
     Nonresidential property (except land)                -                -
     Construction                                         -                -
Agriculture (non-real estate)                             -                -
Commercial (non-real estate)                              -                -
Consumer                                                  -               20
                                                     ------           ------
     Total                                                0               60
                                                     ------           ------

Foreclosed assets:
Real Estate:
     One-to-four family                                 272               94
     Multi-family                                         -                -
     Commercial                                           -                -
     Land                                                26               26
     Construction                                         -                -
Consumer                                                 67               48
                                                     ------           ------
     Total                                              365              168
                                                     ------           ------

Total non-performing assets                          $2,675           $3,121
                                                     ======           ======

                         WESTERFED FINANCIAL CORPORATION
                            Allowance for Loan Losses

                                                                        (Unaudited)
                                                                    For the Three Month
                                                                       Period Ended
                                                                         March 31,
                                                                ---------------------------
                                                                    2000           1999
                                                                ------------   ------------
                                                                      (In Thousands)
Balance at beginning of period                                   $5,161         $4,846
                                                                 ------         ------
Charge-Offs:
Real Estate:
       One- to four-family                                          (17)            --
       Commercial                                                    --             --
Other:
       Commercial                                                   (10)            (1)
       Consumer                                                    (312)          (199)
                                                                 ------         ------
Total charge-offs                                                  (339)          (200)
                                                                 ------         ------
Recoveries:
Real Estate:
       One- to four-family                                           --             --
       Commercial                                                    --             --
Other:
       Commercial                                                     5              4
       Consumer                                                     123             14
                                                                 ------         ------
Total recoveries                                                    128             18
                                                                 ------         ------
Net charge-offs                                                    (211)          (182)
Provisions charged to operations                                    450            345
                                                                 ------         ------
Balance at end of period                                         $5,400         $5,009
                                                                 ======         ======

Ratio of net charge-offs during the period to average loans
   outstanding during the period                                  0.03%          0.03%
                                                                 ======         ======

Ratio of net charge-offs during the period to average non-
   performing assets during the period                            7.28%          4.28%
                                                                 ======         ======

Ratio of allowance for loan losses to net loans before
   allowance                                                      0.87%          0.79%
                                                                 ======         ======